                                                                    EXHIBIT 10.1


                              AMENDED AND RESTATED

                              EMPLOYMENT AGREEMENT

                                 BY AND BETWEEN

                       CHASE BRASS & COPPER COMPANY, INC.

                                       AND

                                JOHN H. STEADMAN

                              DATED EFFECTIVE AS OF

                                SEPTEMBER 1, 2001

                                TABLE OF CONTENTS


                                                                                              Page
                                                                                              ----
1.       Employment..............................................................................1
         (a)      Absent a Change of Control.....................................................1
         (b)      Change of Control..............................................................1
         (c)      Effect of Termination..........................................................1
2.       Duties..................................................................................2
         (a)      Duties as Employee of the Company..............................................2
         (b)      Other Duties...................................................................2
3.       Non-Compete.............................................................................2
         (a)      Covenant.......................................................................2
         (b)      Tolling of Non-Competition Term................................................3
         (c)      Reasonableness of Restrictions.................................................3
         (d)      Separate Covenants.............................................................3
4.       Confidentiality.........................................................................4
5.       Compensation and Related Matters........................................................4
         (a)      Base Salary....................................................................4
         (b)      Bonus Payments.................................................................5
         (c)      Expenses and Other Benefits....................................................5
         (d)      Vacations......................................................................5
         (e)      Perquisites....................................................................5
         (f)      Proration......................................................................5
         (g)      Stock Options..................................................................5
6.       Termination.............................................................................6
         (a)      Death/Disability...............................................................6
         (b)      Cause..........................................................................6
         (c)      Termination by Executive.......................................................7
7.       Compensation Upon Termination Prior to a Change in Control of the Company...............8
         (a)      Death..........................................................................8
         (b)      Disability.....................................................................8
         (c)      Cause or Without Good Reason...................................................8
         (d)      Breach by the Company or for Good Reason.......................................9
8.       Compensation Upon Termination After a Change in Control of the Company.................10
         (a)      Benefits......................................................................10
         (b)      Termination in Anticipation of Change of Control..............................11
         (c)      Employment by Buyer...........................................................11
9.       Other Provisions Relating to Termination; Definitions..................................11
         (a)      Notice of Termination.........................................................12
         (b)      Date of Termination...........................................................12
         (c)      Good Reason...................................................................12
         (d)      Cause.........................................................................12
         (e)      Certain Definitions...........................................................12
         (f)      Affiliate.....................................................................15

10.      Successors and Assignments.............................................................15
11.      Notice.................................................................................15
12.      Disputes...............................................................................16
         (a)      Arbitration...................................................................16
         (b)      Specific Enforcement..........................................................17
13.      Severability...........................................................................18
14.      Miscellaneous..........................................................................18
15.      Reimbursement by Executive.............................................................18
16.      Release and Other Agreements...........................................................19
17.      Attorney Fees..........................................................................19
18.      Severance Pay Agreement................................................................19
19.      Counterparts...........................................................................19
20.      Restatement of Original Employment.....................................................19

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

         This Amended and Restated Employment Agreement (this "Agreement") is effective as of the 1st day of September 2001, by and between Chase Brass & Copper Company, Inc., a Delaware corporation (the "Company"), and John H. Steadman (the "Executive").

         WHEREAS, effective October 12, 1999, the Company entered into an Employment Agreement with Executive, which Employment Agreement was amended by a First Amendment entered into effective as of February 15, 2001 as so amended (the "Original Employment Agreement"); and

         WHEREAS, the Original Employment Agreement remains in full force and effect as of the date hereof as contemplated by Section 1 of the Original Employment Agreement, and

         WHEREAS, the Company and Executive desire to amend and restate the Original Employment Agreement as set forth in this Agreement;

         NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and other good and valuable consideration, the Company and Executive agree as follows:

         1. Employment.

            (a) Absent a Change of Control. Subject to Section 1(b), the Company shall employ Executive as the Company's President and Chief Operating Officer for the period commencing on October 12, 2000, and expiring on December 31, 2001 (the "Term"), unless sooner terminated as hereinafter set forth, and Executive hereby accepts such employment, on the terms and conditions set forth herein, provided, however, that commencing on December 31, 2001, and each anniversary thereafter, the Term of this Agreement shall be extended for one additional year unless at least sixty days prior to any such date the Company or Executive shall have given written notice that it or he, as applicable, does not wish to extend this Agreement.

            (b) Change of Control. Notwithstanding Section 1(a), if a Change of Control (as defined in Section 9(e)(ii)) occurs during the Term as defined in
Section 1a and as of the effective time of the Change of Control Executive is employed by the Company, then the Term shall be modified to expire at midnight on the one year anniversary of the Change of Control.

            (c) Effect of Termination. Notwithstanding the expiration of the Term or other termination of this Agreement, (i) Sections 4, 12 and 13 of this Agreement shall survive any expiration or termination of this Agreement, (ii) the Company agrees that, unless a Change of Control shall have occurred on or before November 1, 2001 (in which case of such occurrence of a Change of Control this clause (ii) shall not apply), then the Company shall not give to Executive notice of termination of this Agreement as of December 31, 2001, and (iii) if a Change of Control shall occur within one year prior to the expiration of the Term or other termination of this Agreement, the terms of this Agreement shall survive to the extent necessary to enable Executive to enforce his rights under
Section 8 of this Agreement.

         2. Duties.

            (a) Duties as Employee of the Company. Executive shall, subject to the authority and supervision of the Board of Directors (the "CSI Board"), of Chase Industries Inc., a Delaware corporation ("CSI"), have general powers of supervision and management of the business, affairs and property of the Company in the ordinary course of its business usually vested in a President and Chief Operating Officer, in each case with all such powers with respect to such general management as may be reasonably incident to such responsibilities, and shall have such additional or substitute duties as from time to time designated by the CSI Board. Executive will devote his full time, attention, and energies to the business of the Company and shall not, without the consent of the CSI Board, either directly or indirectly, engage in any other business or activity which would necessitate Executive giving an appreciable portion of his time to such activity.

            (b) Other Duties. Executive agrees to serve as a director of the Company, and of any Subsidiary (as defined in Section 9(e)(viii)) of the Company or CSI, and in one or more executive offices of any such Subsidiary, in each case if elected or appointed to any such positions; provided, however, that Executive is indemnified for serving in any and all such capacities in a manner acceptable to the Company and Executive. Executive agrees that he shall not be entitled to receive any compensation for serving as a director of the Company, or in any capacity with respect to any Subsidiary of CSI or the Company, other than the compensation to be paid to Executive pursuant to this Agreement or any other written agreement between the Company or any of its Subsidiaries and Executive.

         3. Non-Compete.

            (a) Covenant. Executive agrees that he will not, directly or indirectly, during the Term (and regardless of whether Executive is employed by the Company):

                (i) employ any person who was a salaried employee of the Company during the six month period preceding such employment or induce, request, advise, attempt to influence, or solicit, directly or indirectly, any person who is a salaried employee of the Company to terminate his or her employment arrangement with the Company,

                (ii) be employed by, associated with or have any interest in, directly or indirectly (whether as principal, director, officer, employee, consultant, partner, stockholder, trustee, manager or otherwise), any Person (as defined in Section 9(e)(vi)) that engages in the business of manufacture of copper alloy rod or any other products manufactured by the Company during the Term (but excluding any products manufactured by the Company after a Change of Control that were not manufactured by the Company prior to a Change of Control) (collectively, "Products"), or any Person which otherwise is directly competitive with the Company or any Subsidiary of the Company, in any geographical area in which the Company or such Subsidiary of the Company engages in business during the Term or has evidenced in writing during the Term (and prior to the termination of Executive's employment) its intention to engage in such business (any such company, a "Competing Business"),

                (iii) induce, request, advise, attempt to influence, or solicit, directly or indirectly, any Person to purchase Products from any Person other than the Company if the Company provides, or negotiated to provide, Products to that Person during the Term (and prior to the termination of Executive's employment) (any such Person, a "Customer"), or

                (iv) induce, request, advise, attempt to influence, or solicit, directly or indirectly, any Customer with whom Executive had personal contact in connection with performing his duties as an employee of the Company to purchase Products from any Person other than the Company;

provided, however, that (a) the provisions of this Section 3 shall apply only to the copper alloy rod business of the Company and not to other businesses that any Acquiring Person (as defined in Section 9(e)(i)) or Buyer (as defined in
Section 8(c)) may have at the time of a Change of Control or later acquire, (b) if Executive accepts employment with, becomes associated with or has an interest in a Person that does not constitute a Competing Business at the time Executive first becomes employed by, associated with or obtains an interest in such Person and such Person later acquires or becomes affiliated with a Person that constitutes a Competing Business, then Executive is not in violation of this
Section 3 solely by reason of such acquisition or affiliation provided Executive excludes himself from the evaluation of the acquisition or decision to become affiliated with such Competing Business and the operations of such Competing Business, (c) Executive may be employed by, associated with or hold an interest in a consulting firm provided Executive does not consult for a Competing Business, and (d) the provisions of this Section 3 shall not apply in the event
(i) Executive's employment is terminated by the Company other than (A) for "Cause" or (B) on account of Executive's death, Permanent Disability (as defined in Section 6(a)) or Retirement (as defined in Section 9(e)(vii)) or (ii) Executive terminates his employment for Good Reason (as defined in Section 6(c)). Notwithstanding the foregoing, Executive shall not be prohibited from owning one percent or less of the outstanding equity securities of any Competing Business whose equity securities are listed on a national or regional securities exchange or publicly traded in any over-the-counter market.

            (b) Tolling of Non-Competition Term. If, during any calendar month after the termination of Executive's employment by the Company in which the provisions of Section 3(a) are applicable, Executive is not in compliance with the terms of Section 3(a), the Company shall be entitled to, among other remedies, compliance by Executive with the terms of Section 3(a) for an additional number of months that equals the number of calendar months during which such noncompliance occurred.

            (c) Reasonableness of Restrictions. Executive acknowledges that the geographic boundaries, scope of prohibited activities, and time duration of the provisions of Section 3(a) are reasonable and are no broader than are necessary to maintain and to protect the legitimate business interests of the Company, the Company's Subsidiaries and CSI.

            (d) Separate Covenants. The parties hereto intend that the covenants contained in each of subsections 3(a)(i), (ii), (iii), and (iv) of this Agreement be construed as a series of separate covenants, one for each county or other defined province in each geographic area in which the Company or any Subsidiary of the Company conducts its business or otherwise manufactures, distributes, licenses, sells, or markets Products. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the applicable covenant contained in subsections 3(a)(i),
(ii), (iii), and (iv) hereof. Furthermore, each of the covenants in subsections 3(a)(i), (ii), (iii), and (iv) hereof shall be deemed a separate and independent covenant, each being enforceable irrespective of the enforceability (with or without reformation) of the other covenants contained in subsections 3(a)(i),
(ii), (iii), and (iv) hereof.

         4. Confidentiality. Executive shall not, directly or indirectly, at any time during or following termination of his employment with the Company, reveal, divulge or make known to any person or entity, or use for Executive's personal benefit (including without limitation for the purpose of soliciting business, whether or not competitive with any business of the Company or any of its Subsidiaries), any information acquired during the course of employment hereunder with regard to the financial business or other affairs of the Company, CSI or any Subsidiary of CSI (including without limitation any list or record of persons or entities with which the Company, CSI or any Subsidiary of CSI has any dealings), other than (i) information already in the public domain; (ii) information of a type not considered confidential by persons engaged in the same business or a business similar to that conducted by the Company, CSI, or any Subsidiary of CSI; (iii) information that Executive is required to disclose under the following circumstances: (A) at the express direction of any authorized governmental entity; (B) pursuant to a subpoena or other court process; (C) as otherwise required by law or the rules, regulations, or orders of any applicable regulatory body; or (D) as otherwise necessary, in the opinion of counsel for Executive, to be disclosed by Executive in connection with any legal action or proceeding involving Executive and the Company, CSI or any Subsidiary of CSI in his capacity as an employee, officer, director, or stockholder of the Company, CSI or any Subsidiary of CSI; or (iv) during the period of his employment hereunder, Executive may disclose such confidential information to another employee of the Company, CSI or any Subsidiary of CSI or to representatives or agents of the Company, CSI or any Subsidiary of CSI (such as independent accountants and legal counsel) when such disclosure is reasonably necessary or appropriate in connection with the performance by Executive of his duties as an executive officer of the Company. Executive shall, at any time requested by the Company (either during or within one year after the termination of his employment with the Company), promptly deliver to the Company all memoranda, notes, reports, lists and other documents (and all copies thereof) relating to the business of the Company, CSI or any Subsidiary of CSI which he may then possess or have under his control.

         5. Compensation and Related Matters.

            (a) Base Salary. Executive shall receive a base salary paid by the Company ("Base Salary") at the annual rate of $240,000 during each calendar year of the Term, payable in substantially equal monthly installments (or such other more frequent times as executives of the Company normally are paid). The Base Salary shall be reviewed by the Compensation Committee of the Board of Directors of CSI (the "Compensation Committee") at least as often as the compensation of other senior officers of the Company is reviewed, and may be increased (but not decreased) at any time in the sole discretion of the Compensation Committee.

            (b) Bonus Payments. Executive shall be entitled to receive, in addition to the Base Salary, such bonus payments, if any, as the Compensation Committee may specify. Factors to be considered by the Compensation Committee in determining Executive's bonus for any given calendar year will include the financial and operating performance of the Company and Executive's contribution to profitability of the Company.

            (c) Expenses and Other Benefits. Executive shall be (i) reimbursed for all reasonable expenses incurred by him in performing services hereunder, provided that Executive properly accounts therefor in accordance with Company policy, and (ii) entitled to participate in or receive benefits under any employee benefit plan or other arrangement made available by the Company now or in the future to its senior executive officers and key management employees, other than the Company's Chairman of the Board, subject to and on a basis consistent with the terms, conditions, and overall administration of such plan or arrangement.

            (d) Vacations. Executive shall be entitled to 15 paid vacation days during each year of the Term. For purposes of this Section 5(d), weekends shall not count as vacation days and Executive shall also be entitled to all paid holidays given by the Company to its senior executive officers. Unused vacation days for a calendar year shall expire as of such calendar year end if not used during that calendar year.

            (e) Perquisites. Executive shall be entitled to receive the perquisites and fringe benefits appertaining to the offices of the Company held by Executive in accordance with any practice established by the Company. Notwithstanding, and in addition to, any perquisites to which Executive is entitled pursuant to the preceding sentence, during the Term (i) the Company shall pay for Executive's membership at one country club, located within 25 miles of Executive's principal residence or the Company's operating headquarters, to which Executive is or may become a member as of or after the date hereof, with the selection of the country club subject to prior approval by the Chairman of the Board, which consent shall not be unreasonably withheld; provided that in the event Executive terminates his membership in any such country club, either during the Term or thereafter, the Company shall be entitled to any amounts that may be payable as a refund of Executive's initiation fee or monthly dues paid by the Company and (ii) the Company shall provide Executive with the use of an automobile, make and model to be agreed upon between Executive and the Chairman of the Board, and shall reimburse Executive for all reasonable expenses related to maintenance of the automobile, in accordance with Internal Revenue Service rulings.

            (f) Proration. Any payments or benefits payable to Executive hereunder in respect of any calendar year during which Executive is employed by the Company for less than the entire year, unless otherwise provided in the applicable plan or arrangement, shall be prorated in accordance with the number of days in such calendar year during which he is so employed.

            (g) Stock Options. As of the effective date of the Original Employment Agreement, CSI has granted to Executive stock options to purchase 50,000 shares of common stock of CSI at a per share exercise price equal to the closing price of CSI's common stock as reported on the New York Stock Exchange on the effective date of the Original Employment Agreement (the "Stock Options"). The Stock Options will be subject to the applicable terms and conditions set forth in the Company's 1994 Long-Term Incentive Plan (the "Plan"), and the

Stock Options will vest and become exercisable with respect to 10,000 shares of CSI common stock on each of the first five anniversaries of the date of grant, subject to the provisions of the Plan. Executive hereby acknowledges receipt of the Stock Options.

         6. Termination. Executive's employment hereunder may be terminated by the Company or Executive, as applicable, without any breach of this Agreement only under the following circumstances:

            (a) Death/Disability. Executive's employment hereunder shall terminate (i) automatically upon Executive's death or (ii) upon the good faith determination by the CSI Board that, as a result of Executive's incapacity or disability due to physical or mental illness, Executive shall have been unable to perform hereunder with or without reasonable accommodation on a full time basis for 120 consecutive calendar days ("Permanent Disability"), and within 30 days after written notice of termination is given (which may occur no sooner than 30 days prior to the end of such 120 day period) Executive shall not have returned to the performance of his material managerial duties and responsibilities hereunder on a full time basis; provided, however, that during any period of Executive's incapacity or disability the Company may assign Executive's duties to any other employee of the Company or may engage or hire a third party to perform such duties and any such action shall not be deemed "Good Reason" for Executive to terminate this Agreement pursuant to Section 6(c)(i) hereof.

            (b) Cause. The Company may terminate Executive's employment hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate Executive's employment hereunder upon:

                  (i) the continued failure by Executive to substantially perform his duties hereunder (other than any such failure resulting from Executive's incapacity or disability due to physical or mental illness) after written demand for substantial performance is delivered by the Company specifically identifying the manner in which the Company believes Executive has not substantially performed his duties;

                  (ii) dishonesty by Executive of a material nature that relates to the performance of the Executive's duties hereunder or the commission by Executive of an act of fraud upon, or willful misconduct toward, the Company, as reasonably determined by the CSI Board after a hearing following ten days' notice to Executive of such hearing and at which hearing Executive will be present and have the opportunity to present Executive's position;

                  (iii) criminal conduct by Executive (other than minor infractions and traffic violations) or the conviction of Executive, by a court of competent jurisdiction, of any felony (or plea of nolo contendere thereto) in each case other than alleged criminal conduct for which Executive is entitled to indemnification with respect to such conduct under any indemnity agreement or arrangement between the Executive and CSI and/or the Company;

                  (iv) a material violation by Executive of his duty of loyalty to the Company or CSI which results or may result in material injury to the Company, CSI or any other Subsidiary of CSI;

                  (v) a violation by Executive of Executive's covenants and obligations contained in Section 3(a) or 4 of this Agreement which is willful on Executive's part and which is not remedied to the reasonable satisfaction of the CSI Board in a reasonable period of time after receipt of written notice from the CSI Board;

                  (vi) notwithstanding the provisions of Section 6(a), the use by Executive of alcohol which renders Executive unable to perform the essential functions of his position under this Agreement or the use by Executive of illegal or controlled drugs or other substances provided that the use of controlled drugs or substances as prescribed by a physician shall not constitute grounds for Cause; or

                  (vii) the failure of Executive to cease any conduct determined in good faith by the CSI Board to be detrimental to the well-being or morale, or otherwise not in the best interest, of the Company, CSI or any other Subsidiary of CSI after written demand directing Executive to cease such conduct is delivered by the CSI Board specifically identifying such conduct and demanding cessation thereof.

         If the effect of the occurrence of the event described in clauses (iv) or (v) of Section 6(b) may be cured, Executive shall have the opportunity to cure any such effect for a period of 30 days following receipt of the Company's Notice of Termination (as defined in Section 9(a)). Any termination of Executive's employment by the Company for Cause shall be communicated to Executive in a written notice of termination which shall set forth in reasonable detail the facts and circumstances, if any, claimed to provide a basis for such termination. For purposes of this definition of Cause, "CSI" shall mean Chase Industries Inc., a Delaware corporation, or if a Change of Control occurs and on or after the date of the Change of Control Chase Industries Inc. is merged, reorganized or otherwise consolidated with or into another Person, the Person surviving the merger, reorganization or consolidation.

            (c) Termination by Executive. At his option, Executive may terminate his employment hereunder (i) for Good Reason or (ii) if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life.

         For purposes of this Agreement, the termination of Executive's employment hereunder by Executive because of the occurrence of any one or more of the following events shall be deemed to have occurred for "Good Reason":

                  (A) a material reduction in the nature or scope of Executive's responsibilities or authorities that is not consented to or approved by Executive;

                  (B) any failure by the Company to comply in any material respect with Section 5 hereof that is not consented to or approved by Executive; provided, that, any change in Executive's discretionary bonus as from time to time determined by the Compensation Committee shall not constitute Good Reason for resignation;

                  (C) the liquidation, dissolution, merger, consolidation (other than resulting from a sale by CSI of the outstanding Voting Securities of the Company as contemplated by Section 9(e)(ii)(5)) or reorganization of the Company or transfer of all or substantially all of its assets in a transaction that constitutes a Change of Control, unless the successor (by liquidation, merger, consolidation, reorganization or otherwise) to which all or substantially all of its assets have been transferred (directly or by operation of law) shall have assumed all duties and obligations of the Company under this Agreement pursuant to Section 10 hereof; or

                  (D) failure by the Company to comply with any other material term or provision hereof.

         If the effect of the occurrence of the event described in clauses (A) through (D) of this Section 6(c) may be cured, the Company shall have the opportunity to cure any such effect for a period of 30 days following receipt of Executive's Notice of Termination.

         7. Compensation Upon Termination Prior to a Change in Control of the Company. Prior to the occurrence of a Change in Control of the Company, Executive shall be entitled to the following compensation from the Company upon the termination of his employment.

            (a) Death. If Executive's employment shall be terminated by reason of his death, the Company shall pay to such person as shall have been designated in a notice filed with the Company prior to Executive's death, or, if no such person shall be designated, to his estate as a death benefit, his Base Salary to the date of his death in addition to any payments Executive's spouse, beneficiaries, or estate may be entitled to receive pursuant to any pension or employee benefit plan or other arrangement or group life insurance policy maintained by the Company.

            (b) Disability. During any period that Executive fails to perform his material managerial duties and responsibilities hereunder as a result of incapacity due to physical or mental illness, Executive shall continue to receive his Base Salary and any bonus payments until Executive's employment is terminated pursuant to Section 6(a) hereof or until Executive terminates his employment pursuant to Section 6(c)(ii) hereof, whichever first occurs. After such termination, Executive shall be entitled to receive, and the Company agrees to pay, the following compensation:

                  (i) the remainder, if any, of Executive's Base Salary which was earned but not paid prior to the Date of Termination (as defined in Section 9(b)); plus

                  (ii) any disability payments otherwise payable to Executive by or pursuant to group plans provided by the Company.

            (c) Cause or Without Good Reason. If Executive's employment shall be terminated by the Company for Cause or by Executive other than as permitted under Section 6(a) or 6(c)(i) of this Agreement, the Company shall pay Executive his Base Salary through the

Date of Termination at the rate in effect at the time Notice of Termination is given. Subject to the application of Sections 6(a) and 6(b) of this Agreement, such payments shall fully discharge the Company's obligations hereunder.

            (d) Breach by the Company or for Good Reason. If (A) the Company shall terminate Executive's employment other than (1) for Cause or (2) on account of Executive's death, Permanent Disability or Retirement, (B) Executive shall terminate his employment for Good Reason or (C) the Company shall give notice to Executive pursuant to Section 1(a) that the Company does not wish to extend this Agreement beyond the next scheduled expiration of the Term, then the Company shall pay Executive:

                  (i) his Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given;

                  (ii) in lieu of any further salary payments to Executive for periods subsequent to the Date of Termination, the Company shall pay as severance pay to Executive on or before the fifteenth day following the Date of Termination, a lump sum in cash equal to one-half (1/2) of Executive's annual Base Salary at the rate in effect at the time the Notice of Termination is given;

                  (iii) maintain in full force and effect, for the continued benefit of Executive (and, if applicable, Executive's spouse and minor children) for a six-month period beginning upon the Date of Termination, all medical and dental insurance coverages as in effect and in which such persons were participating immediately prior to the Date of Termination, provided that the continued participation of such persons is possible under the general terms and provisions of such plans and arrangements; if the participation of any of such persons in any such plan or arrangement is barred, the Company shall arrange to provide such persons with insurance coverage substantially similar to those which such persons would otherwise have been entitled to receive under such plans and arrangements from which such persons' continued participation is barred; provided, however, that in either case, to the extent applicable, Executive pays to the Company an amount equal to the premiums, or portion thereof, that Executive was required to pay to maintain such insurance coverage for such persons prior to the Date of Termination; and provided, further, that any insurance coverage provided pursuant hereto shall be limited and reduced to the extent such coverage otherwise is provided by (or available from or under), at no direct out of pocket cost to the recipient, any other employer of Executive or Executive's spouse or minor children, or Social Security, medicare, medicaid or any similar or substitute plans available to such persons; and

                  (iv) all benefits payable under the terms of all employee benefit plans or other arrangements as of the Date of Termination.

Executive shall not be required to mitigate the amount of any payment provided for in this Section 7(d) by seeking other employment or otherwise, nor, subject to the last proviso of clause (iii) of this Section 7(d), shall the amount of any payment provided for in this Section 7(d) be reduced by any compensation earned by Executive as the result of employment by another employer after the Date of Termination, or otherwise.

         8. Compensation Upon Termination After a Change in Control of the Company.

            (a) Benefits. If a Change of Control occurs prior to the expiration of the Term or other termination of this Agreement, as of the effective time of the Change of Control Executive is employed by the Company, and, after the date of the occurrence of such Change of Control and prior to midnight on the one year anniversary of the Change of Control (such period commencing on the date of the Change of Control and ending at midnight on the one year anniversary thereof, the "Protection Period"), then Executive shall be entitled to the same compensation benefits from the Company as set forth in Section 7 above to which he would have been entitled if the termination of his employment had occurred prior to the occurrence of a Change in Control of the Company; provided, that, in the event either (a) Executive's employment with the Company is terminated by the Company other than (1) for Cause or (2) on account of Executive's death, Permanent Disability or Retirement, or (b) Executive resigns from the Company for Good Reason, then the Company shall, in lieu of Executive being entitled to the compensation provided in Section 7(d)(ii),

                  (i) pay to Executive, in a single lump sum which shall be paid within 30 days after the termination of employment or resignation, a severance payment in an amount equal to two times the sum of (A) the greater of (1) Executive's Base Salary in effect immediately prior to the Change of Control or (2) Executives Base Salary in effect at the time of termination or, if Executive resigns (or an event, which is not waived or consented to by Executive, occurs giving Executive the right to resign) his employment for Good Reason, immediately prior to the occurrence of the event giving rise to Good Reason, plus (B) the greater of (1) the bonus, if any, paid or awarded to Executive for the most recent calendar year ended prior to the date of the Change of Control or, if bonuses for such calendar year have not been determined for such calendar year as of the date of the Change of Control, the bonus for the prior calendar year; or (2) the average of the bonuses paid or awarded to the Executive for the two most recent calendar years ended prior to the date of the Change of Control or, if bonuses for the most recent calendar year have not been determined for such calendar year as of the date of the Change of Control, the average of the bonuses paid or awarded to Executive for the two calendar years immediately preceding the calendar year in which the Change in Control occurs;

                  (ii) maintain in full force and effect, for the continued benefit of Executive (and, if applicable, Executive's spouse and dependent children) for a one-year period beginning upon the date of termination or resignation, all medical and dental insurance coverages as in effect, from time to time for salaried employees of the Company, and in which such Persons were participating immediately prior to the date of termination or resignation, provided that the continued participation of such Persons is possible under the general terms and provisions of such plans and arrangements; if the participation of any of such Persons in any such plan or arrangement is barred, CSI shall arrange to provide such Persons with insurance coverage substantially similar to those which such Persons would otherwise have been entitled to receive under such plans and arrangements from which such Persons' continued participation is barred; provided, however, that in either case, to the extent applicable, Executive pays to CSI an amount equal to the premiums, or portion thereof, that Executive was required to pay to maintain such insurance coverage for such Persons prior to the date of termination or resignation; and provided, further, that any insurance coverage provided pursuant hereto shall be limited and reduced to the extent such coverage otherwise is provided by (or available from or under), at no direct out-of-pocket cost to the recipient, any other employer of Executive or Executive's spouse or minor children, or Social Security, medicare, medicaid or any similar or substitute plans available to such Persons; provided, however, that the amount of cash paid pursuant to this Section 8 plus the value of any other compensation paid to or deemed received by or attributed to Executive, pursuant to this Agreement or otherwise, as a result of the Change in Control that is subject to the provisions of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") shall in no event exceed $100 less than 3.00 times Executive's Annualized Includable Compensation and the amount of the Company's cash payment to Executive under this Section 8 shall be adjusted accordingly to achieve this result. Notwithstanding the provisions of this Section 8, nothing contained in this Section 8 shall be construed to imply that any payments to the Executive other than pursuant to this Section 8 are subject to the provisions of Section 280G of the Code.

            (b) Termination in Anticipation of Change of Control. For purposes of this Section 8, if Executive's employment is terminated prior to a Change of Control and Executive reasonably demonstrates that such termination (i) was at the request of a Person who has indicated an intention or taken steps reasonably calculated to effect a Change of Control and who effectuates a Change of Control or (ii) otherwise occurred in connection with, or in anticipation of, a Change of Control which actually occurs, then for all purposes hereof, a Change of Control shall be deemed to have occurred and the date of a Change of Control with respect to the employment shall mean the date immediately prior to the termination date.

            (c) Employment by Buyer. Notwithstanding the foregoing provisions of this Section 8, if (i) there shall be a sale or disposition of all or substantially all the assets of the Company or a merger, consolidation or reorganization to which the Company is a party and is not a surviving corporation, (ii) such transaction constitutes a Change of Control and (iii) Executive is offered employment (at substantially the same level of Executive's authority, responsibility, compensation and benefits with the Company before such sale) with the purchaser or corporation into which the Company is merged or consolidated, as applicable, or any of its Affiliates ("Buyer") upon consummation of such sale or disposition, then Executive shall not be entitled to the severance compensation as provided in Section 8.a as a result of such transaction. In any such event, however, Executive shall be entitled to such severance compensation as provided in Section 8.a if, within the Protection Period, either (1) Executive's employment with the Buyer shall be terminated by the Buyer other than (A) for Cause or (B) on account of Executive's death, Permanent Disability or Retirement, or (2) Executive shall resign from the Buyer for Good Reason. For purposes of this paragraph, the time of a termination of employment or resignation, the definitions of "Permanent Disability," "Retirement," resignation for "Good Reason" and termination for "Cause," and the provisions of Sections 3 and 4 shall be construed with reference to the Buyer instead of with reference to the Company and/or CSI, as applicable.

         9. Other Provisions Relating to Termination; Definitions.

            (a) Notice of Termination. Any termination of Executive's employment by the Company or by Executive (other than termination because of the death of Executive) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

            (b) Date of Termination. For purposes of this Agreement, "Date of Termination" shall mean (i) if Executive's employment is terminated by his death, the date of his death; (ii) if Executive's employment is terminated because of a Permanent Disability pursuant to Section 6(a), then 30 days after Notice of Termination is given (provided that Executive shall not have returned to the performance of his duties on a full-time basis during such 30 day period); (iii) if Executive's employment is terminated by the Company for Cause or by Executive for Good Reason, then the date specified in the Notice of Termination (which date shall be a date between the date Notice of Termination is given and 30 days thereafter (inclusive)); and (iv) if Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given.

            (c) Good Reason. If Executive does not give a Notice of Termination to the Company within 30 days after learning of the occurrence of an event giving rise to Good Reason, then this Agreement will remain in effect; provided, however, that the failure of Executive to terminate this Agreement for Good Reason shall not be deemed a waiver of Executive's right to terminate his employment for Good Reason upon the occurrence of a subsequent event described in clauses (A) through (D) of Section 6(c) in accordance with the terms of this Agreement. Notwithstanding the foregoing, the right of Executive to terminate his employment for Good Reason under Section 6(c) shall not limit the Company's right to terminate Executive's employment for Cause under Section 6(b) if Cause is determined to exist prior to the time Good Reason is determined to exist.

            (d) Cause. If the Company does not give a Notice of Termination to Executive within 30 days after learning of the occurrence of an event giving rise to Cause, then this Agreement will remain in effect; provided, however, the failure of the Company to terminate this Agreement for Cause shall not be deemed a waiver of the Company's right to terminate Executive's employment for Cause upon the occurrence of a subsequent event described in clauses (i) through (vi) of Section 6(b) in accordance with the terms of this Agreement. Notwithstanding the foregoing, the right of the Company to terminate Executive's employment for Cause under Section 6(b) shall not limit Executive's right to terminate his employment for Good Reason under Section 6(c) if Good Reason is determined to exist prior to the time Cause is determined to exist.

            (e) Certain Definitions.

                  (i) Acquiring Person: Acquiring Person: shall mean any individual, group, partnership, corporation, association, trust, or other entity or organization (a "Person") other than (A) Executive or any Executive Affiliate or (B) CSI, any of CSI's Subsidiaries, any employee benefit plan of CSI or of a Subsidiary of CSI or of a corporation owned directly or indirectly by the stockholders of CSI in substantially the same proportions as their ownership of stock in CSI, or any trustee or other fiduciary holding securities under an employee benefit plan of CSI or of a Subsidiary of CSI or of a corporation owned directly or indirectly by the stockholders of CSI in substantially the same proportions as their ownership of stock of CSI.

                  (ii) Change in Control: shall be deemed to have occurred if:

                       (1) any Acquiring Person is or becomes the "beneficial
             owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities of CSI representing fifty percent or more of the combined voting power of the then outstanding Voting Securities of CSI; or

                       (2) a public announcement is made of a tender or exchange
             offer by any Acquiring Person for fifty percent or more of the outstanding Voting Securities of CSI or the Company, and the Board of Directors of CSI or the Company, respectively, approves or fails to oppose that tender or exchange offer in its statements in
             Schedule 14D-9 under the Exchange Act; provided, however, that the benefits payable to Executive under Section 8 hereof shall not be payable solely as a result of an event described in this clause (2) unless, within one year after the occurrence of such event, an event described in clauses (1), (3) or (4) of this Section 9(e)(ii) shall have occurred, in which case such benefits payable under
             Section 8 hereof shall be payable within fifteen days after the occurrence of such event; or

                       (3) the stockholders of CSI or the Company approve a
             merger or consolidation of CSI or the Company, respectively, with any other corporation or partnership (or, if no such approval is required, the consummation of such a merger or consolidation of CSI or the Company), other than a Conversion Transaction. A "Conversion Transaction" shall mean a merger or consolidation that would result in the Voting Securities of CSI or the Company, as applicable, outstanding immediately prior to the consummation thereof continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity or of a parent of the surviving entity) a majority of the combined voting power of the Voting Securities and Convertible Voting Securities (on a fully-diluted basis assuming full conversion thereof) of the surviving entity (or its parent) outstanding immediately after that merger or consolidation provided that if any Acquiring Person owns less than fifty percent of the Voting Securities of CSI or the Company, as applicable, outstanding immediately prior to such merger or consolidation; and immediately after such merger or consolidation owns fifty percent or more of the outstanding Voting Securities of the surviving entity (or its parent) outstanding immediately after that merger consolidation, then such merger of consolidation shall not be deemed a "Conversion Transaction"; or

                       (4) the stockholders of CSI or the Company approve a plan
             of complete liquidation of CSI or the Company, respectively, or an agreement for the sale or disposition by CSI or the Company of all or substantially all of CSI's or the Company's assets, respectively, (or, if no such approval is required, the consummation of such a liquidation, sale, or disposition in one transaction or series of related transactions) other than a liquidation, sale or disposition of all or substantially all of CSI or the Company's assets in one transaction or a series of related transactions to a Subsidiary of CSI or any other corporation owned directly or indirectly by the stockholders of CSI in substantially the same proportions as their ownership of stock of CSI immediately prior to such transaction;

                       (5) CSI ceases to be the "beneficial owner" (as defined
             in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least a majority of the combined voting power of the then outstanding Voting Securities of the Company other than pursuant to a transaction in which, immediately after the consummation of such transaction, all of the outstanding Voting Securities of the Company or any corporation or other entity into which the Company is merged or otherwise consolidated which are not owned by CSI or any Subsidiary of CSI are owned, directly or indirectly, by the stockholders of CSI in substantially the same proportions as their ownership of stock of CSI immediately prior to such transaction; or

                       (6) members of the Incumbent Board cease for any reason
             to constitute at least a majority of the CSI Board.

                  (iii) Convertible Voting Securities: shall mean any and all options, warrants or other rights to purchase, or securities convertible into or exchangeable or exercisable for, directly or indirectly, Voting Securities of any Person.

                  (iv) CVC Directors: (A) those members of the CSI Board who are, or who have served as, employees, officers or directors of Citicorp Venture Capital Ltd. ("CVC"), Court Square Capital Limited ("CSCL") or any Affiliate of CVC or CSCL at any time such individuals serve as a member of the CSI Board and (B) any other members of the CSI Board nominated by (i) such members of the CSI Board described in (A) above, (ii) CVC, (iii) CSCL, (iv) any Affiliate of CVC or CSCL, or (v) any person who is part of a group (as determined pursuant to Section 13(d)(2) of the Exchange Act) of which CVC, CSCL or any Affiliate of CVC or CSCL is also a part with respect to any Voting Securities of the Company.

                  (v) Incumbent Board: individuals who, as of the date hereof, constitute the CSI Board and any other individual who becomes a director of the Company after that date and whose election or appointment by the CSI Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board; provided that, for purposes of this Agreement, the Incumbent Board shall not include the CVC Directors.

                  (vi) Person: shall mean any individual, group, partnership, corporation, association, trust, or other entity or organization.

                  (vii) Retirement: shall mean a termination of Executive's employment other than for Cause or Good Reason on or after Executive's attainment of age 65 (or such other age as mutually agreed upon by Executive and the Company).

                  (viii) Subsidiary: with respect to any Person, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

                  (ix) Voting Securities: (i) any securities that vote generally in the election of directors, in the admission of general partners, or in the selection of any other similar governing body and (ii) with respect to CSI, all shares of CSI's nonvoting common stock, par value $.01 per share (all of which are convertible into shares of common stock, par value $.01 per share, of the Company).

            (f) Affiliate. For purposes of this Agreement, the term "affiliate" shall mean, with respect to any Person (including an entity), any other Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question. As used in this definition of "affiliate," the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person through ownership of Voting Securities, by contract, or otherwise.

         10. Successors and Assignments.

             (a) Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company, Executive, and their respective successors, assigns, personal and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable.

             (b) Assumption. The Company will require any successor (whether direct or indirect, by purchase of securities, merger, consolidation, sale of assets, or otherwise) to all or substantially all of the business or assets of the Company, by an agreement in form and substance reasonably satisfactory to Executive, to expressly assume this Agreement and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason after the occurrence of a Change in Control of the Company, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

         11. Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when (i) delivered personally; (ii) sent by facsimile or similar electronic device and confirmed; (iii) delivered by overnight express; or (iv) if sent by any other means, upon receipt. Notices and all other communications provided for in this Agreement shall be addressed as follows:

If to Executive:

          John H. Steadman
          76 Maple Street
          Perrysburg, Ohio  43551
          Facsimile No. 419/873-1119

If to the Company:

          Chase Brass & Copper Company, Inc.
          State Route 15
          Montpelier, Ohio 43543
          Attention:  Chief Financial Officer
          Facsimile No:  419/485-8150

with a copy (which will not constitute notice) to:

          Vinson & Elkins L.L.P.
          2001 Ross Avenue, Suite 3700
          Dallas, Texas  75201
          Telecopy No:  (214) 999-7781
          Attn:  Rodney L. Moore

or to such other address as any party may have furnished to the other in writing in accordance herewith.

         12. Disputes.

             (a) Arbitration. Subject to Section 12(b) below, in the event any claim, demand, cause of action, dispute, controversy or other matter in question ("Claim") arises, whether or not arising out of this Agreement or the Employee's employment (or its termination), whether arising in contract, tort or otherwise and whether provided by statute, equity or common law, that the Company may have against Executive or that Executive may have against the Company, CSI or any other Subsidiary of CSI, or any of the foregoing entities' respective officers, directors, employees or agents in their capacity as such or otherwise, and is not resolved by the mutual written agreement between Executive and the Company, or otherwise, within 30 days after notice of the dispute is first given, then, upon the written request of Executive or the Company, such dispute or controversy shall be submitted to arbitration. Claims covered by this Section 12 include, without limitation, claims by Executive for breach of this Agreement, wrongful termination, discrimination (based on age, race, sex, disability, national origin, sexual orientation, or any other factor), harassment and retaliation, whether or not arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination Employment Act, the Americans with Disabilities Act, or similar state or local law. Any arbitration shall be conducted in accordance with the Federal Arbitration Act ("FAA") and, to the extent an issue is not addressed by the FAA or the FAA does not apply, with the then-current National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("AAA") or other rules of the

AAA as applicable to the claims asserted. If a party refuses to honor its obligations under this Section 12, the other party may compel arbitration in either federal or state court. The arbitrators shall apply the substantive law of Ohio (excluding Ohio choice-of-law principles that might call for the application of some other state's law) or federal law, or both as applicable to the claims asserted. The arbitrators shall have exclusive authority to resolve any dispute relating to the interpretation, applicability or enforceability of this Section 12, including any claim that all or part of the Agreement is void or voidable and any claim that an issue is not subject to arbitration. The results of arbitration will be binding and conclusive on the parties hereto. Any arbitrators' award or finding or any judgment or verdict thereon will be final and unappealable. All parties agree that venue for arbitration will be in Williams County, Ohio, and that any arbitration commenced in any other venue will be transferred to Williams County, Ohio, upon the written request of any party to this Agreement. The prevailing party will be entitled to reimbursement for reasonable attorneys fees, reasonable costs and other reasonable expenses pertaining to the arbitration and the enforcement thereof and such attorneys fees, costs and other expenses shall become a part of any award, judgment or verdict. All arbitrations will have three individuals acting as arbitrators: one arbitrator will be selected by Executive, one arbitrator will be selected by the Company, and the two arbitrators so selected will select a third arbitrator; provided that (i) Executive or the Company shall use reasonably diligent efforts to select their respective arbitrator within 60 days after a matter is submitted to arbitration and (ii) the parties (including arbitrators) shall not be limited to selecting arbitrators from only the AAA's lists of arbitrators. Any arbitrator selected by a party will not be affiliated, associated or related to the party selecting that arbitrator in any matter whatsoever. The arbitrators may use the AAA rules but are encouraged to adopt rules the arbitrators deem appropriate to accomplish the arbitration quickly and inexpensively. Accordingly, the arbitrators may, (A) dispense with any formal rules of evidence and allow hearsay testimony so as to limit the number of witnesses required, (B) act upon their understanding or interpretation of the law on any issue without the obligation to research the issue or accept or act upon briefs on the issue prepared by any party, (C) limit the time for presentation of any party's case as well as the amount of information or number of witnesses to be presented in connection with any hearing (provided that each party shall have the right to call at least three witnesses), and (D) impose any other rules which the arbitrators believe appropriate to effect a resolution of the claims quickly and inexpensively. The types and amount of discovery shall be conducted in accordance with the Federal Rules of Civil Procedure. The arbitration hearing shall be conducted within 60 days after the selection of the arbitrators. All privileges under state and federal law, including attorney-client, work product and party communication privileges, shall be preserved and protected. The decision of the majority of the arbitrators will be binding on all parties. Arbitrations will be conducted in a manner so that the final decision of the arbitrators will be made and provided to Executive and the Company no later than 120 days after a matter is submitted to arbitration. All proceedings conducted pursuant to this Section 12, including any order decision or award of the arbitrators, shall be kept confidential by all parties. EXECUTIVE ACKNOWLEDGES THAT BY SIGNING THIS EMPLOYMENT AGREEMENT, EXECUTIVE IS WAIVING ANY RIGHT THAT EXECUTIVE MAY HAVE TO A JURY TRIAL OR A COURT TRIAL.

             (b) Specific Enforcement. Executive acknowledges that the covenants of Executive contained in Sections 3 and 4 of this Agreement are special and unique, that a breach by Executive of any term or provision of either of Sections 3 or 4 hereof may cause irreparable injury to the Company, CSI and/or another Subsidiary of CSI, and that remedies at law for the breach of any terms or provisions of Sections 3 or 4 hereof may be inadequate. Accordingly, notwithstanding the provisions of Section 12(a), in addition to any other remedies it may have in the event of breach, the Company shall be entitled to enforce specific performance of the terms and provisions of Sections 3 or 4 hereof, to obtain temporary and permanent injunctive relief to prevent the continued breach of such terms and provisions without the necessity of posting bond or of proving actual damage, and to obtain attorneys fees in respect of the foregoing if the Company prevails in such action or proceeding. For purposes of this Section 12(b) and Sections 3 and 4 hereof, CSI and each other Subsidiary of CSI shall be deemed a third party beneficiary entitled to the benefits of such Sections and shall be entitled to enforce Sections 3 and 4 of this Agreement in accordance with this Section 12(b).

         13. Severability. In the event that any provision of this Agreement, or the application thereof to any person or circumstance, is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect under present or future laws effective during the effective term of any such provision, such invalid, illegal or unenforceable provision shall be fully severable; and this Agreement shall then be construed and enforced as if such invalid, illegal, or unenforceable provision had not been contained in this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. Notwithstanding the above. in the event any such invalidity, illegality or unenforceability of any portion of Section 3 hereof is caused by such provision being held to be excessively broad as to time, duration, geographical scope, activity or subject, then such provision shall, at the option of the Company, remain a part of this Agreement and shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the then applicable law and shall be enforced so as to permit the Company or any of its Subsidiaries to recover damages for any prior violation of such provision as so limited and reduced, to the extent permitted under applicable law.

         14. Miscellaneous. This Agreement sets forth the entire understandings of the parties with respect to the subject matter hereof, it incorporates and merges any and all previous communications and understandings with respect to the subject matter hereof, oral or written, and no provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing signed by Executive and the Company. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Ohio, excluding any choice-of-law provisions thereof.

         15. Reimbursement by Executive. Executive agrees that, in the event Executive terminates his employment with Company other than for Good Reason, or is terminated by the Company for Cause, at any time prior to October 12, 2001, Executive will reimburse the

Company for amounts paid to Executive by the Company pursuant to Section 5(g) and (h) of the Original Employment Agreement in accordance with the following formula:

                           ER = AP x ((24 - NM) / 24)

where:

         ER  =    amount to be reimbursed by Executive;
         AP  =    amounts paid by the Company to or on behalf of Executive
                  pursuant to Sections 5(g) and (h) of this Agreement; and
         NM  =    number of months elapsed from and after October 12, 1999, to
                  (and including) the Date of Termination.

         Executive agrees that any amounts owed by Executive pursuant to this
Section 15 may be deducted from any portion of any amounts (including compensation payable under this Agreement) owed by the Company to the Executive at the time of termination of Executive's employment, subject to any limitations or restrictions imposed by applicable law. To the extent such amounts payable by Executive pursuant to this Section 15 are not deducted from amounts owed by the Company to the Executive, Executive agrees to pay such excess amounts to the Company within 60 days after the Date of Termination.

         16. Release and Other Agreements. Notwithstanding any other provision in this Agreement to the contrary, as consideration for receiving severance benefits under Section 7 or Section 8 of this Agreement, the Executive must execute (and not revoke) a release in the form attached hereto as Exhibit A. If the Executive fails to properly execute such release (or revokes such release), then Executive shall receive no severance benefits under this Agreement.

         17. Attorney Fees. Except as otherwise provided in Section 12, the prevailing party in any dispute or controversy under or in connection with this Agreement shall be entitled to reimbursement from the non-prevailing party for all costs and reasonable legal fees incurred by such prevailing party.

         18. Severance Pay Agreement. Simultaneously with the execution of this Agreement, each of CSI and Executive shall execute and deliver a Severance Pay Agreement under the Chase Industries Inc. Severance Pay Plan, which Severance Pay Agreement shall, as stated therein, be effective only upon, and for the one year period following, the expiration of the Protection Period (if a Protection Period occurs).

         19. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.

         20. Restatement of Original Employment Agreement. Upon the execution of this Agreement by each of Executive and the Company, this Agreement shall restate and supersede the Original Employment Agreement and, upon such execution hereof, the Original Employment Agreement shall be superceded in full hereby. Any provision contained in this Agreement that refers to or is dependent upon the time period during which Executive has been employed by the Company shall take into account and include periods prior to the date hereof during which

Executive was employed by the Company, and the restatement of the Original Employment Contract shall not be deemed a termination or any cessation of Executive's employment by the Company.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below, to be effective as of the date first above written.

                                      THE COMPANY:
                                      CHASE BRASS & COPPER COMPANY, INC.
                                      a Delaware corporation


Date:       10/5/01                   By: /s/ TODD A. SLATER
     ----------------------------        ---------------------------------------
                                         Todd A. Slater
                                         Secretary

                                      EXECUTIVE:

Date:       10/5/01                   By: /s/ JOHN H. STEADMAN
     ----------------------------        ---------------------------------------
                                         John H. Steadman